Exhibit 10.1
SENSIENT TECHNOLOGIES CORPORATION
(a Wisconsin Corporation)
2002 Stock Option Plan
RESTRICTED STOCK AGREEMENT

Grantee:
Grantee’s Address:
Grant Date:
Number of Shares:
Period of Restriction:
     Sensient Technologies Corporation, a Wisconsin corporation (the “Company”) and the above-named Grantee hereby agree as follows:
     1. Grant of Restricted Stock. In consideration of the continued employment of the Grantee for the periods herein defined, and in consideration of the Grantee having entered into a Noncompetition, Nonsolicitation and Confidentiality Agreement (or an agreement of similar purpose and effect, however titled) prior to or contemporaneous with this Agreement, the Company grants to the Grantee the Number of Shares of common stock, par value $0.10 per share, of the Company stated above (the “Restricted Stock”) upon the terms and conditions set forth herein.
     2. Plan; Defined terms. This grant of Restricted Stock is made pursuant to the Company’s 2002 Stock Option Plan (the “Plan”) and is subject to each and all of the provisions of the Plan. A copy of the Plan is attached to this Agreement and is made a part hereof. The Plan was approved by the shareholders of the Company at the Company’s Annual Meeting held on April 25, 2002. All capitalized terms used in this Agreement, including the terms set forth in the table above, have the meanings assigned to them in this Agreement. Any capitalized terms that are not defined in this Agreement are defined in the Plan. Certain other terms used in this Agreement are also defined herein.
     3. Period of Restriction. The Period of Restriction shall be as stated above.
     4. Restrictions. The shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated during the Period of Restriction except as provided in Section 8.7 or 8.8 of the Plan or Section 6 of this Agreement.
     5. Acquisition for Investment. The Grantee represents that he or she is acquiring the shares of Restricted Stock for investment purposes only and not with a view toward the redistribution, resale, or other disposition thereof.
     6. Election to Sell Shares to the Company. The Grantee, or in the case of his or her death, his or her beneficiary or estate, may elect to sell to the Company, within sixty (60) days after the last day of the Period of Restriction, up to one-half (1/2) of the shares of Restricted Stock issued hereunder upon the conditions set forth in Section 8.8 of the Plan. Such election shall be exercised by delivering to the Secretary of the Company written notice specifying the number of shares of Restricted Stock to be sold and by tendering certificates for such shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank. If the Company is precluded by law from purchasing the shares of Restricted Stock so tendered, it shall promptly return the same to the Grantee (or his or her beneficiary or estate).
     7. Termination of Employment.
               (a) In the event that the Grantee terminates his or her employment with the Company because of normal retirement (under the terms of the Company’s Employee Stock Ownership Plan (“ESOP”) in effect on the date of such termination of employment (or on the date the ESOP is terminated if not then in effect)), the Period of Restriction with respect to any shares of Restricted Stock held by the Grantee shall automatically terminate and (except as otherwise provided in Section 8.2 of the Plan) such shares shall thereafter be free of restrictions and freely transferable.
               (b) In the event that the Grantee terminates his or her employment with the Company because of “early retirement” (under the terms of the ESOP in effect on the date of such termination of employment (or on the date the ESOP is terminated if not then in effect)) the Committee may, in its sole discretion, waive the Period of Restriction and/or add such new restrictions to the Restricted Stock as it deems appropriate.
               (c) In the event the Grantee terminates his or her employment with the Company because of death or Disability during the Period of Restriction, the Period of Restriction shall terminate automatically with respect to that number of shares of Restricted Stock (rounded to the nearest whole number) equal to the total number of shares of Restricted Stock granted multiplied by the number of full months which have elapsed since the Grant Date divided by the maximum number of full months of the Period of Restriction. All remaining shares of Restricted Stock shall be forfeited and returned to the Company; provided, however, that the Committee may, in its sole discretion, waive the restrictions remaining on all such remaining shares. “Disability” means the permanent and total inability, by reason of physical or mental infirmity, or both, of the Grantee to perform the work customarily assigned to him or her by the Company. The determination of the existence or nonexistence of a Disability shall be made by the Committee based on satisfactory medical evidence.
               (d) In the event the employment of the Grantee with the Company is terminated by any reason other than death, Disability, normal retirement, or early retirement prior to the expiration of the Period of Restriction, then the Restricted Stock shall be automatically forfeited by the Grantee.
     8. Forfeiture of Restricted Stock and Repayment of Restricted Stock Value.
               (a) If, at any time after the Grant Date, the Grantee engages in any act in violation of any agreement between Grantee and the Company (whether executed prior to, simultaneous with, or after the date of this Agreement) having the effect or purpose of prohibiting or restricting all or any of (A) the disclosure by Grantee of confidential information obtained from the Company or any subsidiary; (B) activities by the Grantee in competition with the Company or any subsidiary; or (C) solicitation by the Grantee of customers of the Company or any subsidiary in competition with the Company or any subsidiary (including, without limitation, any agreement entitled “Noncompetition, Nonsolicitation and Confidentiality

Agreement”), or any amendment thereto or extension thereof or successor or replacement agreement, then notwithstanding any other terms of this Grant:
                    (i) If the Period of Restriction has not then expired, the Restricted Stock shall automatically be forfeited by the Grantee; and
                    (ii) If the Period of Restriction expired prior to the termination date of the agreement referred to in the introductory portion of this subparagraph (a), the Grantee shall be obligated to pay to the Company the Restricted Stock Value. “Restricted Stock Value” shall mean the total market value of the shares of Restricted Stock as determined based upon the closing price of the Company’s common stock on the New York Stock Exchange on the expiration date of the Period of Restriction.
               (b) Notwithstanding the foregoing, this Section 8 shall immediately become null and void and of no further force and effect upon the occurrence of a Change of Control.
     9. Tax Gross-Up Payment. The parties recognize that the lapse of restrictions under this Agreement will cause Grantee to recognize taxable income. The Company agrees to make a tax gross-up payment to Grantee at the time the applicable restrictions lapse. The tax gross-up payment shall be calculated to be equal to Grantee’s federal income tax, state income tax and employment tax on both the Restricted Stock and the tax gross-up payment. The tax gross-up payment under this Section 9 shall not duplicate any tax gross-up payment under any other agreement with the Company. In the event any other agreement provides for a tax gross-up payment relating to the Restricted Stock, the tax gross-up payment under this Agreement shall be reduced to reflect such other payment.
     10. Rights as Shareholder. Grantee shall have only such rights as a shareholder with respect to any shares of Restricted Stock subject to this Grant as are provided in Sections 8.5 and 8.6 of the Plan.
     11. No Right to Continued Employment. This Grant shall not confer upon Grantee any right with respect to continuance of employment by the Company or any subsidiary, nor shall it interfere in any way with the right of the Company to terminate Grantee’s employment at any time.
     12. Designation of Beneficiary. The person designated by the Grantee as his or her beneficiary or any successor designated by the Grantee in accordance herewith (the “Beneficiary”) shall be entitled to the Restricted Stock as to which the Period of Restriction has not expired, subject to Section 7(c) hereof, after the death of the Grantee. The Grantee may from time to time revoke or change his or her Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Grantee’s death, and in no event shall any designation be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of the Grantee’s death, or if no designated Beneficiary survives the Grantee, or if such designation conflicts with law, the Grantee’s estate acting through his or her legal representative, shall be entitled to the Restricted Stock as to which the Period of Restriction has not expired, subject to Section 7(c) hereof, after the death of the Grantee.
     13. Powers of the Company Not Affected. The existence of the Restricted Stock shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Company’s common stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.
     14. Interpretation by Committee. As a condition of the granting of the Restricted Stock, the Grantee agrees, for himself and his legal representatives or guardians, successors and assigns, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.
     15. Severability. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.
     IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement, in duplicate, as of the date of grant shown above.

SENSIENT TECHNOLOGIES CORPORATION

By:

Vice President — Administration

Grantee